UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) or 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                 CONEX MD, INC.
             (Exact name of Registrant as specified in its charter)

        Nevada                                           26-1574051
(State of Incorporation)                    (I.R.S. Employer Identification No.)

             33 Herzel St.
              Ra'anana
             Israel 43353                                   43353
(Address of principal executive offices)                  (Zip Code)


        Securities to be registered pursuant to Section 12(g) of the Act:

Title of each class                               Name of each exchange of which
to be so registered                               each class is to be registered
-------------------                               ------------------------------

  Not applicable                                            Not applicable

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box. [X]

Securities Act registration statement file number to which this form relates:
No. 333-171892

       Securities to be registered pursuant to Section 12(g) of the Act:

                    COMMON STOCK, PAR VALUE $0.0001 PER SHARE
                                (Title of Class)

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

The description of the Common Stock of the Registrant is set forth under the caption "Description of Securities" in the Registrant's Registration Statement on Form S-1 (File No. 333-171892) as filed with the Securities and Exchange Commission on January 21, 2011, and including any form of prospectus therein filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which description is herein incorporated by reference.

ITEM 2. EXHIBITS

Exhibit No.                  Description
-----------                  -----------

   3.1              Articles of Incorporation*

   3.2              Bylaws*

----------
* As filed in the Registrant's Registration Statement on Form S-1 (File No. 333-171892) on January 21, 2011.

                                   SIGNATURES

In accordance with Section 12 of the Exchange Act of 1934, the Registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          CONEX MD, INC.
                                           (Registrant)


Date: April 28, 2011                      By: /s/ Dr. Jacob Bar-Ilan
                                             -----------------------------------
                                          Name:  Dr. Jacob Bar-Ilan
                                          Title: Secretary


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